Exhibit 8.1

Significant Subsidiaries of Registrant*

1.                       JA Development Co., Ltd. (British Virgin Islands)

2.                       JA Solar Malaysia Sdn. Bhd. (Penang, Malaysia)

3.                       JA Solar Vietnam Company Limited (Vietnam)

4.                       JA Solar USA Inc. (U.S.)

5.                       JA Solar Hong Kong Limited (Hong Kong)

6.                       JA Solar Investment (Hong Kong) Limited (Hong Kong)

7.                       Dunhuang JA Solar Power Development Co., Ltd. (Dunhuang, China)

8.                       JingAo Solar Co., Ltd. (Ningjin, China)

9.                       Shanghai JA Solar Technology Co., Ltd. (Shanghai, China)

10.                Shanghai JA Solar PV Technology Co., Ltd. (Shanghai, China)

11.                JA Solar Technology Yangzhou Co., Ltd. (Yangzhou, China)

12.                Yangzhou JA Solar PV Engineering Co., Ltd. (Yangzhou, China)

13.                Jing Hai Yang Semiconductor Material (Donghai) Co., Ltd. (Donghai, China)

14.                Hefei JA Solar Technology Co., Ltd. (Hefei, China)

15.                JA Solar (Xingtai) Co., Ltd. (Xingtai, China)

16.                Solar Silicon Valley Electronic Science and Technology Co., Ltd. (Yanjiao, China)

*                          Other subsidiaries of JA Solar Holding Co., Ltd. have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary (as that term is defined in Rule 1-02 of Regulation S-X under the Exchange Act).